Exhibit 10.1

FIRST AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

First Amendment to Revolving Credit and Security Agreement, dated the 26th day of May, 2004, to be effective May 26, 2004 (the “Effective Date”), by and among IMCO Recycling Inc., a Delaware corporation (“IMCO”), IMCO Investment Company, a Delaware corporation (“IMCO Investment”), IMCO Management Partnership, L.P., a Texas limited partnership (“IMCO Management”), IMCO Energy Corp., a Delaware corporation (“IMCO Energy”), IMCO Recycling of Indiana Inc., a Delaware corporation (“IMCO Recycling of Indiana”), IMCO Indiana Partnership L.P., an Indiana limited partnership (“IMCO Indiana LP”), IMCO Recycling of Illinois Inc., an Illinois corporation (“IMCO Recycling of Illinois”), Pittsburg Aluminum, Inc., a Kansas corporation (“Pittsburg Aluminum”), Alchem Aluminum, Inc., a Delaware corporation (“Alchem”), IMCO Recycling of Michigan L.L.C., a Delaware limited liability company (“IMCO Recycling of Michigan”), IMSAMET, Inc., a Delaware corporation (“IMSAMET”), IMCO Recycling of Idaho Inc., a Delaware corporation (“IMCO Recycling of Idaho”), Rock Creek Aluminum, Inc., an Ohio corporation (“Rock Creek”), IMCO Recycling of Utah Inc., a Delaware corporation (“IMCO Recycling of Utah”), Alchem Aluminum Shelbyville Inc., a Delaware corporation (“Alchem Shelbyville”), Interamerican Zinc, Inc., a Delaware corporation (“Interamerican”), U.S. Zinc Corporation, a Delaware corporation (“U.S. Zinc”), Gulf Reduction Corporation, a Delaware corporation (“Gulf Reduction”), Midwest Zinc Corporation, a Delaware corporation (“Midwest Zinc”), MetalChem, Inc., a Pennsylvania corporation (“MetalChem”), Western Zinc Corporation, a California corporation (“Western Zinc”), U.S. Zinc Export Corporation, a Texas corporation (“U.S. Zinc Export”), IMCO Recycling of California, Inc., a Delaware corporation (“IMCO Recycling of California”), Indiana Aluminum Inc., an Indiana corporation (“Indiana Aluminum”), IMCO Recycling of Ohio Inc., a Delaware corporation (“IMCO Recycling of Ohio”), IMCO Recycling Services Company, a Delaware corporation (“IMCO Recycling Services”), IMCO Operations Services Company, a Delaware corporation (“IMCO Operations Services”) and IMCO International, Inc., a Delaware corporation (“IMCO International”) (IMCO, IMCO Investment, IMCO Management, IMCO Energy, IMCO Recycling of Indiana, IMCO Indiana LP, IMCO Recycling of Illinois, Pittsburg Aluminum, Alchem, IMCO Recycling of Michigan, IMSAMET, IMCO Recycling of Idaho, Rock Creek, IMCO Recycling of Utah, Alchem Shelbyville, Interamerican, U.S. Zinc, Gulf Reduction, Midwest Zinc, MetalChem, Western Zinc, U.S. Zinc Export, IMCO Recycling of California, Indiana Aluminum, IMCO Recycling of Ohio, IMCO Recycling Services, IMCO Operations Services and IMCO International are each a “Borrower”, and collectively the “Borrowers”), and PNC Bank, National Association (“PNC Bank”), JPMorgan Chase Bank (“JPMorgan”) (PNC Bank and JPMorgan are each a “Lender” and collectively, the “Lenders”), PNC Bank, as administrative agent, syndication agent and collateral agent for the Lenders (in such capacity, the “Agent”) and JPMorgan, as documentation agent for the Lenders (in such capacity, the “Documentation Agent”) (the “First Amendment”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Lenders, the Agent and the Documentation Agent entered into that certain Revolving Credit and Security Agreement, dated October 6, 2003, pursuant to which, among other things, the Lenders agreed to extend credit to the Borrowers in an aggregate principal amount not to exceed One Hundred Twenty Million and 00/100 Dollars ($120,000,000.00) (the “Loan Agreement”); and

WHEREAS, the Borrowers desire to amend certain provisions of the Loan Agreement and the Lenders and the Agent desire to permit such amendments pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Loan Agreement shall have the same meaning herein as in the Loan Agreement unless the context clearly indicates otherwise.

2. Section 1.2 of the Loan Agreement is hereby amended by deleting the following definitions and in their stead inserting the following definitions:

“EBITDA” shall mean for any fiscal period the sum of (i) Earnings Before Interest and Taxes for such period, (ii) plus depreciation expenses of IMCO and its Subsidiaries (excluding all Non-Borrower Subsidiaries) on a consolidated basis for such period, (iii) plus amortization expenses of IMCO and its Subsidiaries (excluding all Non-Borrower Subsidiaries) on a consolidated basis for such period, (iv) plus all non-cash charges against and minus all non-cash credits to income of IMCO and its Subsidiaries (excluding all Non-Borrower Subsidiaries) on a consolidated basis for such period, and (v) plus or minus, as applicable, any other non-cash non-recurring items of gain or loss of IMCO and its Subsidiaries (excluding all Non-Borrower Subsidiaries) with respect to such fiscal period not already excluded hereunder, and (vi) plus one hundred percent (100%) of cash distributions (including interest payments pursuant to the VAW-IMCO Note but excluding principal payments pursuant to the VAW-IMCO Note) to IMCO or any other Borrower made by any of the Non-Borrower Subsidiaries.

“Fixed Charge Coverage Ratio” shall mean and include, with respect to any fiscal period, the ratio of (a) EBITDA minus Capital Expenditures that were not specifically funded by Indebtedness (other than a Revolving Advance) of IMCO and its Subsidiaries (excluding all Non-Borrower Subsidiaries) on a consolidated basis with respect to such period, minus cash taxes paid of IMCO and its Subsidiaries (excluding all Non-Borrower Subsidiaries) on a consolidated basis with respect to such period to (b) Fixed Charges; provided, however, that, to the extent any Capital Expenditures are made with funds directly attributable to and constituting proceeds of VAW-IMCO’s prepayment of Indebtedness under the VAW-IMCO Note (including all earnings and income earned on such funds) and such funds are withdrawn from the collateral account in accordance with the terms of the Senior Secured Notes Indenture, such Capital Expenditures shall not be deemed to be Capital Expenditures for purposes of the Fixed Charge Coverage Ratio.

3. Section 7.6 of the Loan Agreement is hereby deleted in its entirety and in its stead inserted the following:

7.6 Capital Expenditures.

Make or incur any Capital Expenditure or commitments for Capital Expenditures (including capitalized leases) (i) in fiscal year 2004 in an aggregate amount for the Borrowers in excess of Twenty-Five Million and 00/100 Dollars ($25,000,000.00), and (ii) in fiscal year 2005 and each fiscal year thereafter during the Term in an aggregate amount for the Borrowers in excess of Twenty Million and 00/100 Dollars ($20,000,000.00), in each case excluding Capital Expenditures made following an insured casualty event to replace goods damaged or destroyed using the proceeds of such insurance so long as such proceeds are used for such purpose within one (1) year of the receipt of such insurance proceeds; provided, however, that to the extent that the amount made or incurred in any fiscal year is less than such annual limitation, the lesser of (i) Five Million and 00/100 Dollars ($5,000,000.00) or (ii) the amount by which the amount of such annual limitation exceeds the amount of Capital Expenditures made or incurred in any such fiscal year may be expended in the immediately following fiscal year.

4. The provisions of Section 2, Section 3 and Section 8 of this First Amendment shall not become effective until the Agent has received the following, each in form and substance acceptable to the Agent:

(a)	this First Amendment, duly executed by each Borrower and the Required Lenders;

(b)	the documents listed in the Preliminary Closing Agenda set forth on Exhibit A attached hereto and made a part hereof; and

(c)	such other documents as may be reasonably requested by the Agent.

5. The Borrowers hereby reconfirm and reaffirm all representations and warranties, agreements and covenants made by and pursuant to the terms and conditions of the

Loan Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Loan Agreement or as set forth in this First Amendment or the exhibits attached hereto, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

6. The Borrowers acknowledge and agree that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, but not limited to, (i) the Loan Agreement, (ii) the Guarantor Security Agreement, and (iii) the Blocked Account Agreement, continue to secure prompt payment when due of the Obligations.

7. The Borrowers hereby represent and warrant to the Lenders and the Agent that (i) the Borrowers have the legal power and authority to execute and deliver this First Amendment; (ii) the officers of the Borrowers executing this First Amendment have been duly authorized to execute and deliver the same and bind the Borrowers with respect to the provisions hereof; (iii) the execution and delivery hereof by the Borrowers and the performance and observance by the Borrowers of the provisions hereof and of the Loan Agreement and all documents executed or to be executed therewith, do not violate or conflict with the organizational documents of the Borrowers or any law applicable to the Borrowers or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against the Borrowers and (iv) this First Amendment, the Loan Agreement and the documents executed or to be executed by the Borrowers in connection herewith or therewith constitute valid and binding obligations of the Borrowers in every respect, enforceable in accordance with their respective terms.

8. The Agent and the Lenders hereby waive the Event of Default that has occurred as a result of the Borrowers failing to furnish to the Agent, no later than fifteen (15) days prior to the beginning of fiscal year 2004 of IMCO, a quarter by quarter projected operating budget and cash flow of IMCO and its Subsidiaries on a consolidated basis for such fiscal year (including an income statement for each quarter and a balance sheet as at the end of each fiscal quarter) pursuant to Section 9.10 of the Loan Agreement.

9. The Borrowers represent and warrant that (i) no Event of Default exists under the Loan Agreement, nor will any occur as a result of the execution and delivery of this First Amendment or the performance or observance of any provision hereof; (ii) the Schedules attached to and made part of the Loan Agreement are true and correct as of the date hereof in all material respects and there are no material modifications or supplements thereto, except as attached hereto; and (iii) they presently have no claims or actions of any kind at law or in equity against the Lenders or the Agent arising out of or in any way relating to the Loan Agreement or the Other Documents.

10. Each reference to the Loan Agreement that is made in the Loan Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Loan Agreement as amended hereby.

11. The agreements and waivers contained in this First Amendment are limited to the specific agreements and waivers made herein. Except as amended hereby, all of the terms and conditions of the Loan Agreement shall remain in full force and effect. This First Amendment amends the Loan Agreement and is not a novation thereof.

12. This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

13. This First Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the conflicts of law principles thereof. The Borrowers hereby consent to the jurisdiction and venue of the Court of Common Pleas of Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or mentioning this First Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto, have caused this First Amendment to be duly executed by their duly authorized officers on the day and year first above written to be effective on the Effective Date.

BORROWERS:

ATTEST/WITNESS		IMCO RECYCLING INC.

By:	/s/ Jeffrey S. Mecom	By:	/s/ Paul V. Dufour
Name:	Jeffrey S. Mecom	Name:	Paul V. Dufour
Title:	Associate General Counsel	Title:	Executive Vice President and CEO

ATTEST/WITNESS

IMCO INVESTMENT COMPANY

IMCO RECYCLING OF INDIANA INC.

IMCO ENERGY CORP.

IMCO RECYCLING OF ILLINOIS INC.

ALCHEM ALUMINUM, INC.

PITTSBURG ALUMINUM, INC.

INTERAMERICAN ZINC, INC.

IMCO RECYCLING OF CALIFORNIA, INC.

IMCO INTERNATIONAL, INC.

IMCO RECYCLING OF OHIO INC.

IMSAMET, INC.

IMCO RECYCLING OF IDAHO INC.

IMCO RECYCLING OF UTAH INC.

ROCK CREEK ALUMINUM, INC.

U.S. ZINC CORPORATION

GULF REDUCTION CORPORATION

MIDWEST ZINC CORPORATION

METALCHEM, INC.

U.S. ZINC EXPORT CORPORATION

ALCHEM ALUMINUM SHELBYVILLE INC.

INDIANA ALUMINUM INC.

IMCO OPERATIONS SERVICES COMPANY

WESTERN ZINC CORPORATION

By:	/s/ Jeffrey S. Mecom	By:	/s/ Robert R. Holian
Name:	Jeffrey S. Mecom	Name:	Robert R. Holian
Title:	Associate General Counsel	Title:	Vice President of each of the above- named entities

IMCO INDIANA PARTNERSHIP L.P.

ATTEST/WITNESS		By:	IMCO Energy Corp., its General Partner

By:	/s/ Jeffrey S. Mecom		By:	/s/ Robert R. Holian
Name:	Jeffrey S. Mecom		Name:	Robert R. Holian
Title:	Associate General Counsel		Title:	Vice President

IMCO MANAGEMENT PARTNERSHIP L.P.

ATTEST/WITNESS		By:	IMCO Recycling Inc., its General Partner

By:	/s/ Jeffrey S. Mecom		By:	/s/ Paul V. Dufour
Name:	Jeffrey S. Mecom		Name:	Paul V. Dufour
Title:	Associate General Counsel		Title:	Executive Vice President and CEO

IMCO RECYCLING OF MICHIGAN L.L.C.

ATTEST/WITNESS		By:	IMCO Recycling Inc., its Manager

By:	/s/ Jeffrey S. Mecom		By:	/s/ Paul V. Dufour
Name:	Jeffrey S. Mecom		Name:	Paul V. Dufour
Title:	Associate General Counsel		Title:	Executive Vice President and CEO

IMCO RECYCLING SERVICES COMPANY

ATTEST/WITNESS		By:	Indiana Aluminum Inc., Its Manager

By:	/s/ Jeffrey S. Mecom		By:	/s/ Robert R. Holian
Name:	Jeffrey S. Mecom		Name:	Robert R. Holian
Title:	Associate General Counsel		Title:	Vice President

Agent and Lenders: PNC Bank, National Association, as Lender and as Agent

		By:	/s/ Paul R. Frank
		Name:	Paul R. Frank
		Title:	Vice President

JPMorgan Chase Bank, as Lender and as Documentation Agent

By:
Name:
Title:

Fifth Third Bank, as a Lender

By:
Name:
Title:

HSBC Business Credit (USA) Inc., as a Lender

By:	/s/ Matthew W. Rickert
Name:	Matthew W. Rickert
Title:	Officer

LaSalle Business Credit, LLC, as a Lender

By:	/s/ John Mostofi
Name:	John Mostofi
Title:	Senior Vice President

Webster Business Credit Corporation, as a Lender

By:	/s/ Alan F. McKay
Name:	Alan F. McKay
Title:	Vice President